News Release

Contacts:	Laurie G. Hylton 617.672.8527

Eric G. Senay 617.672.6744

Eaton Vance Corp.

Report for the Three and Six Month Periods Ended April 30, 2018

Boston, MA, May 22, 2018 – Eaton Vance Corp. (NYSE: EV) today reported earnings per diluted share of $0.78 for the second quarter of fiscal 2018, an increase of 26 percent from $0.62 of earnings per diluted share in the second quarter of fiscal 2017 and an increase of 24 percent from $0.63 of earnings per diluted share in the first quarter of fiscal 2018.

The Company reported adjusted earnings per diluted share(1) of $0.77 for the second quarter of fiscal 2018, an increase of 24 percent from $0.62 of adjusted earnings per diluted share in the second quarter of fiscal 2017 and a decrease of 1 percent from $0.78 of adjusted earnings per diluted share in the first quarter of fiscal 2018. In the second quarter of fiscal 2018, adjusted earnings differed from earnings under U.S. generally accepted accounting principles (U.S. GAAP) by $0.01 per diluted share to reflect the reversal of $1.9 million of net excess tax benefits recognized from the exercise of employee stock options and vesting of restricted stock awards during the period. Adjusted earnings per diluted share matched U.S. GAAP earnings per diluted share in the second quarter of fiscal 2017. In the first quarter of fiscal 2018, adjusted earnings exceeded U.S. GAAP earnings by $0.15 per diluted share, reflecting effects of the enactment of the Tax Cuts and Jobs Act (the Tax Act), the adoption of new accounting guidance addressing the treatment of stock-based compensation plans and the expiration of the Company’s option to acquire an additional 26 percent ownership interest in 49 percent-owned Hexavest, Inc. (Hexavest).

Net gains and other investment income related to seed capital investments contributed $0.01 and $0.02 to earnings per diluted share in the second quarters of fiscal 2018 and fiscal 2017, respectively, and were negligible in the first quarter of fiscal 2018.

Consolidated net inflows of $4.4 billion in the second quarter of fiscal 2018 represent a 4 percent annualized internal growth rate in managed assets (consolidated net inflows divided by beginning of period consolidated assets under management). This compares to net inflows of $12.9 billion and 14 percent annualized internal growth in managed assets in the second quarter of fiscal 2017, and net inflows of $7.1 billion and annualized internal growth in managed assets of 7 percent in the first quarter of fiscal 2018. The Company’s annualized internal management fee revenue growth rate (management fees attributable to consolidated inflows less management fees attributable to consolidated outflows divided by beginning of period consolidated management fee revenue) was 7 percent in the second quarter of both fiscal 2018 and fiscal 2017, and 5 percent in the first quarter of fiscal 2018.

(1)Although the Company reports its financial results in accordance with U.S. GAAP, management believes that certain non-U.S. GAAP financial measures, specifically, adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share, while not a substitute for U.S. GAAP financial measures, may be effective indicators of the Company’s performance over time. Non-U.S. GAAP financial measures should not be construed to be superior to U.S. GAAP measures. In calculating these non-U.S. GAAP financial measures, net income attributable to Eaton Vance Corp. shareholders and earnings per diluted share are adjusted to exclude items management deems non-operating or non-recurring in nature or otherwise outside the ordinary course of business. These adjustments may include the add back of adjustments made in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (non-controlling interest value adjustments) and, when applicable, other items such as closed-end fund structuring fees, special dividends, costs associated with retiring debt, tax settlements, tax impact of stock-based compensation shortfalls or windfalls and non-recurring charges for the effect of the U.S. tax law changes. Management and our Board of Directors, as well as certain of our outside investors, consider these adjusted numbers a measure of the Company’s underlying operating performance. Management believes adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and may provide a useful baseline for analyzing trends in our underlying business.

Consolidated assets under management were $440.1 billion on April 30, 2018, up 14 percent from $387.0 billion of consolidated managed assets on April 30, 2017 and down 2 percent from $449.2 billion of consolidated managed assets on January 31, 2018. The year-over-year increase in consolidated assets under management reflects net inflows of $28.6 billion and market price appreciation of $24.5 billion. The sequential quarterly decrease in consolidated assets under management reflects net inflows of $4.4 billion and market price declines of $13.6 billion in the second quarter of fiscal 2018.

“With seven percent annualized internal growth in management fee revenue in the second quarter, Eaton Vance continues to rank among the fastest-growing U.S. public asset managers,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “Our combination of high-performing active investment strategies, high-value specialty investment solutions and strong distribution and client service continues to position Eaton Vance for business success.”

Average consolidated assets under management were $440.6 billion in the second quarter of fiscal 2018, up 17 percent from $376.5 billion in the second quarter of fiscal 2017 and up 2 percent from $433.5 billion in the first quarter of fiscal 2018.

Excluding performance-based fees, annualized management fee rates on consolidated assets under management averaged 33.3 basis points in the second quarter of fiscal 2018, down 4 percent from 34.7 basis points in the second quarter of fiscal 2017 and down 1 percent from 33.7 basis points in the first quarter of fiscal 2018. Changes in average annualized management fee rates for the compared periods primarily reflect the ongoing shift in the Company’s mix of business toward lower-fee mandates.

Attachments 5 and 6 summarize the Company’s consolidated assets under management and net flows by investment mandate and investment vehicle. Attachments 7, 8 and 9 summarize the Company’s ending consolidated assets under management by investment mandate, investment vehicle and investment affiliate. Attachment 10 shows the Company’s average annualized management fee rates by investment mandate.

As shown in Attachments 5 and 6, consolidated sales and other inflows were $39.4 billion in the second quarter of fiscal 2018, up 1 percent from $39.0 billion in the second quarter of fiscal 2017 and down 10 percent from $44.0 billion in the first quarter of fiscal 2018.

Consolidated redemptions and other outflows were $35.0 billion in the second quarter of fiscal 2018, up 35 percent from $26.0 billion in the second quarter of fiscal 2017 and down 5 percent from $36.9 billion in the first quarter of fiscal 2018.

As of April 30, 2018, Hexavest managed $15.8 billion of client assets, up 9 percent from $14.5 billion of managed assets on April 30, 2017 and down 5 percent from $16.7 billion of managed assets on January 31, 2018. Hexavest had net outflows of $0.2 billion in the second quarter of fiscal 2018, $0.6 billion in the second quarter of fiscal 2017 and $0.4 billion in the first quarter of fiscal 2018. Attachment 11 summarizes assets under management and net flow information for Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is adviser or sub-adviser, the managed assets and flows of Hexavest are not included in Eaton Vance’s consolidated totals.

Financial Highlights
(in thousands, except per share figures)

	Three Months Ended
	April 30,	January 31,	April 30,
	2018	2018	2017
Revenue	$414,261	$421,412	$374,632
Expenses	281,575	285,612	256,712
Operating income	132,686	135,800	117,920
Operating margin	32.0%	32.2%	31.5%
Non-operating income (expense)	(5,349)	(1,686)	1,223
Income taxes	(34,044)	(48,617)	(44,654)
Equity in net income of affiliates, net of tax	3,113	3,014	3,144
Net income	96,406	88,511	77,633
Net (income) loss attributable to non-controlling
and other beneficial interests	195	(10,455)	(5,658)
Net income attributable to
Eaton Vance Corp. shareholders	$96,601	$78,056	$71,975
Adjusted net income attributable to
Eaton Vance Corp. shareholders	$94,765	$96,521	$71,974
Earnings per diluted share	$0.78	$0.63	$0.62
Adjusted earnings per diluted share	$0.77	$0.78	$0.62

Second Quarter Fiscal 2018 vs. Second Quarter Fiscal 2017

In the second quarter of fiscal 2018, revenue increased 11 percent to $414.3 million from $374.6 million in the second quarter of fiscal 2017. Management fees were up 12 percent, as a 17 percent increase in average consolidated assets under management more than offset lower consolidated average management fee rates. Performance fees were $(0.5) million in the second quarter of fiscal 2018 and negligible in the second quarter of fiscal 2017. Distribution and service fee revenues collectively were down 1 percent, reflecting lower managed assets in fund share classes that are subject to these fees.

Operating expenses increased 10 percent to $281.6 million in the second quarter of fiscal 2018 from $256.7 million in the second quarter of fiscal 2017. Increases in compensation, distribution expense, amortization of deferred sales commissions, fund-related expenses and other operating expenses were partially offset by a decrease in service fee expense. The increase in compensation expense reflects higher salaries and benefits associated with increases in headcount, higher operating income- and performance-based bonus accruals and higher stock-based compensation, partially offset by a decrease in sales-based incentive compensation. The increase in distribution expense reflects an increase in intermediary marketing support payments, higher distribution fees on certain share classes and higher marketing and promotion costs. The increase in amortization of deferred sales commissions reflects higher commission amortization for private funds, partially offset by lower Class C commission amortization. The increase in fund-related expenses reflects increases in fund subsidies, higher sub-advisory fees paid and an increase in fund expenses borne by the Company on funds for which it earns an all-in fee. Other operating expenses increased 14 percent, reflecting higher facilities, information technology, professional services and travel expenses. The decrease in service fee expense reflects lower average assets under management in fund share classes subject to service fee payments.

Expenses in connection with the Company’s NextSharesTM exchange-traded managed funds (NextShares) initiative totaled $1.7 million in the second quarter of fiscal 2018 and $1.8 million in the second quarter of fiscal 2017.

Operating income increased 13 percent to $132.7 million in the second quarter of fiscal 2018 from $117.9 million in the second quarter of fiscal 2017. Operating margin increased to 32.0 percent in the second quarter of fiscal 2018 from 31.5 percent in the second quarter of fiscal 2017.

Non-operating expense totaled $5.3 million in the second quarter of fiscal 2018 versus $1.2 million of non-operating income in the second quarter of fiscal 2017. The year-over-year change reflects a $9.5 million decrease in net gains and other investment income from the Company’s investments in sponsored strategies, including consolidated sponsored funds, partially offset by a $2.2 million decrease in interest expense and $0.8 million of income contribution from a consolidated warehouse-stage CLO entity that the Company began consolidating in the fourth quarter of fiscal 2017. Net gains and other investment income in the second quarter of fiscal 2017 included a $1.9 million gain recognized upon the release from escrow of payments received in connection with the sale of the Company’s equity interest in Lloyd George Management (BVI) Ltd. in fiscal 2011. The decrease in interest expense year-over-year primarily reflects the May 2017 retirement of $250 million aggregate principal amount of the Company’s 6.5 percent senior notes due October 2017 and the April 2017 issuance of $300 million in aggregate principal amount of 3.5 percent senior notes due April 2027.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 26.7 percent in the second quarter of fiscal 2018 and 37.5 percent in the second quarter of fiscal 2017. The Company’s effective tax rate for the second quarter of fiscal 2018 is discussed in greater detail in the section captioned “Taxation” below.

Equity in net income of affiliates was $3.1 million in the second quarter of both fiscal 2018 and fiscal 2017. Equity in net income of affiliates in the second quarter of fiscal 2018 included $2.8 million from the Company’s investment in Hexavest and $0.3 million from the Company’s investment in a private equity partnership. Equity in net income of affiliates in the second quarter of fiscal 2017 included $3.0 million from the Company’s Hexavest investment and $0.1 million from the Company’s private equity partnership investment.

As detailed in Attachment 3, net income (loss) attributable to non-controlling and other beneficial interests was $(0.2) million in the second quarter of fiscal 2018 and $5.7 million in the second quarter of fiscal 2017. The year-over-year change primarily reflects a decrease in income earned by consolidated sponsored funds.

Second Quarter Fiscal 2018 vs. First Quarter Fiscal 2018

In the second quarter of fiscal 2018, revenue decreased 2 percent to $414.3 million from $421.4 million in the first quarter of fiscal 2018. Management fees were down 1 percent, as the impact of three fewer fee days and lower consolidated average management fee rates in the fiscal second quarter outweighed a 2 percent increase in average consolidated assets under management. Performance fees were $(0.5) million in both the second and first quarters of fiscal 2018. Distribution and service fee revenues collectively were down 3 percent, reflecting lower managed assets in fund share classes that are subject to these fees and the effect of three fewer fee days in the fiscal second quarter.

Operating expenses decreased 1 percent to $281.6 million in the second quarter of fiscal 2018 from $285.6 million in the first quarter of fiscal 2018. Decreases in compensation, distribution expense and service fee expense were partially offset by increases in amortization of deferred sales commissions, fund-related expenses and other operating expenses. The decrease in compensation expense reflects lower stock-based compensation, lower salaries, primarily driven by fewer payroll days in the second fiscal quarter, a decrease in operating income-based bonus accruals and a decrease in sales-based incentive compensation. The decrease in distribution expense primarily reflects reduced intermediary marketing support payments, lower Class C distribution fees, primarily driven by three fewer fee days in the fiscal second quarter, and lower marketing and promotion costs. The decrease in service fee expense reflects lower average assets under management in fund share classes subject to service fee payments and the impact of three fewer fee days in the fiscal second quarter. The increase in amortization of deferred sales commissions reflects higher private fund commission amortization, partially offset by lower Class C commission amortization. The increase in fund-related expenses reflects an increase in sub-advisory fees paid and fund subsidies, partially offset by a decrease in fund expenses borne by the Company on funds for which it earns an all-in fee. Other operating expenses increased 10 percent, primarily reflecting higher facilities, professional services, travel and information technology expenses.

Expenses in connection with the Company’s NextShares initiative totaled $1.7 million in the second quarter of fiscal 2018 and $1.9 million in the first quarter of fiscal 2018.

Operating income decreased 2 percent to $132.7 million in the second quarter of fiscal 2018 from $135.8 million in the first quarter of fiscal 2018. Operating margin decreased to 32.0 percent in the second quarter of fiscal 2018 from 32.2 percent in the first quarter of fiscal 2018.

Non-operating expense totaled $5.3 million in the second quarter of fiscal 2018 versus $1.7 million in the first quarter of fiscal 2018. The sequential change reflects a $2.9 million decrease in net gains and other investment income from the Company’s investments in sponsored strategies, including consolidated sponsored funds, and a $0.8 million decrease in income contribution from a consolidated warehouse-stage CLO entity that the Company began consolidating in the fourth quarter of fiscal 2017. Net gains and other investment income in the first quarter of fiscal 2018 included a $6.5 million charge to reflect the expiration during the period of the Company’s option to acquire an additional 26 percent ownership interest in Hexavest under the terms of the option agreement entered into when the Company acquired its Hexavest position in 2012.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 26.7 percent in the second quarter of fiscal 2018 and 36.3 percent in the first quarter of fiscal 2018. The Company’s effective tax rate for the second and first quarters of fiscal 2018 is discussed in greater detail in the section captioned “Taxation” below.

Equity in net income of affiliates was $3.1 million in the second quarter of fiscal 2018 and $3.0 million in the first quarter of fiscal 2018. Equity in net income of affiliates in the second quarter of fiscal 2018 included $2.8 million from the Company’s investment in Hexavest and $0.3 million from the Company’s investment in a private equity partnership. Equity in net income of affiliates in the first quarter of fiscal 2018 included $2.8 million from the Company’s Hexavest investment and $0.2 million from the Company’s private equity partnership investment.

As detailed in Attachment 3, net income (loss) attributable to non-controlling and other beneficial interests was $(0.2) million in the second quarter of fiscal 2018 and $10.5 million in the first quarter of fiscal 2018. The sequential change primarily reflects a decrease in income earned by consolidated sponsored funds.

Taxation

On December 22, 2017, the Tax Act was signed into law in the U.S. Among other significant changes, the Tax Act reduced the statutory federal income tax rate for U.S. corporate taxpayers from a maximum of 35 percent to 21 percent and required the deemed repatriation of foreign earnings not previously subject to U.S. taxation. Because the lower federal income tax rate took effect two months into the Company’s fiscal year, a blended federal tax rate of 23.3 percent applies to the Company for fiscal 2018 (see table below).

The Company’s income tax provision in the second and first quarters of fiscal 2018 was reduced by net excess tax benefits of $1.9 million and $11.9 million, respectively, related to the exercise of stock options and vesting of restricted stock during those periods. New accounting guidance adopted in the first quarter of fiscal 2018 requires these net excess tax benefits to be recognized in earnings. The Company’s income tax provision for the first quarter of fiscal 2018 also included a non-recurring charge of $24.7 million to reflect the estimated effect of the Tax Act. The non-recurring charge included $21.7 million from the revaluation of the Company’s deferred tax assets and liabilities and $3.0 million for the deemed repatriation of foreign-sourced net earnings not previously subject to U.S. taxation.

Our calculations of adjusted net income and adjusted earnings per diluted share remove the effect of the net excess tax benefits recognized in the second and first quarters of fiscal 2018 in connection with the new accounting guidance and the non-recurring impact of the tax reform recognized in the first quarter of fiscal 2018. On this basis, our adjusted effective tax rate was 28.2 percent and 26.7 percent in the second and first quarters of fiscal 2018, respectively. On the same adjusted basis, the Company estimates that its quarterly effective tax rate will be approximately 27.5 to 28.0 percent for the balance of fiscal 2018 and for the fiscal year as a whole. The Company’s actual tax rates in fiscal 2018 may vary from these estimates due to, among other things, changes in the Company’s tax policy interpretations and assumptions, as well as additional regulatory guidance that may be issued.

The following table reconciles the statutory federal income tax rate to the Company’s effective tax rate for the second and first quarters of fiscal 2018:

	Three Months Ended
	April 30,	January 31,
	2018	2018
Statutory U.S. federal income tax rate(2)	23.3%	23.3%
State income taxes for current year, net of federal income tax benefits	4.3	4.3
Net income attributable to non-controlling and other beneficial interests	0.1	(1.8)
Other items	0.5	0.9
Adjusted effective income tax rate(3)	28.2	26.7
Non-recurring impact of U.S. tax reform		18.4
Net excess tax benefits from stock-based compensation plans(4)	(1.5)	(8.8)
Effective income tax rate	26.7%	36.3%

The Company continues to carefully evaluate the impact of the Tax Act, certain provisions of which will not take effect for the Company until fiscal 2019, including, but not limited to, the global intangible low-taxed income, foreign-derived intangible income and base erosion anti-abuse tax provisions.

Balance Sheet Information

As of April 30, 2018, the Company held $511.7 million of cash and cash equivalents and $279.7 million of investments in short-term debt securities with maturities between 90 days and one year. There were no outstanding borrowings under the Company’s $300 million credit facility at such date. During the first six months of fiscal 2018, the Company used $109.5 million to repurchase and retire approximately 2.0 million shares of its Non-Voting Common Stock under its repurchase authorizations. Of the current 8.0 million share repurchase authorization, approximately 4.1 million shares remain available.

(2) Statutory U.S. federal income tax rate is a blend of 35 percent and 21 percent based on the number of days in the Company’s fiscal year before and after the January 1, 2018 effective date of the reduction in the federal corporate income tax rate pursuant to the Tax Act. Based on current law, the Company’s fiscal 2019 statutory U.S. federal income tax rate will be 21 percent.

(3) Represents the Company’s effective income tax rate, excluding the tax impact of stock-based compensation shortfalls or windfalls, which recently-adopted accounting guidance requires to be recognized in earnings, and the non-recurring tax impact of U.S. tax law changes recognized in the first quarter of fiscal 2018. Management believes that the Company’s adjusted effective income tax rate is an important indicator of our operations because it excludes items that may not be indicative of, or are unrelated to, our core operating results, and may provide a useful baseline for analyzing trends in our underlying business. The Company estimates that its adjusted effective income tax rate for fiscal 2019 will be approximately 25.3 to 25.8 percent.

(4) This amount reflects the impact of Accounting Standard Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting, which was adopted in the first quarter of fiscal 2018. The Company anticipates that the adoption of this guidance may cause fluctuations in the Company’s effective tax rate, particularly in the first quarter of each fiscal year, when most of the Company’s annual stock-based awards vest.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the three and six months ended April 30, 2018. To participate in the conference call, please dial 866-521-4909 (domestic) or 647-427-2311 (international) and refer to “Eaton Vance Corp. Second Fiscal Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, eatonvance.com.

A replay of the call will be available for one week by calling 800-585-8367 (domestic) or 416-621-4642 (international) or by accessing Eaton Vance’s website, eatonvance.com. To listen to the replay, enter the conference ID number 8328248 when instructed.

About Eaton Vance Corp.

Eaton Vance is a leading global asset manager whose history dates to 1924. With offices in North America, Europe, Asia and Australia, Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions. The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

							Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)
	Three Months Ended					Six Months Ended
				%	%
				Change	Change
				Q2 2018	Q2 2018
	April 30,	January 31,	April 30,	vs.	vs.	April 30,	April 30,	%
	2018	2018	2017	Q1 2018	Q2 2017	2018	2017	Change
Revenue:
Management fees	$361,009	$366,367	$321,629	(1)%	12%	$727,376	$626,282	16%
Distribution and underwriter fees	19,801	20,493	19,918	(3)	(1)	40,294	38,877	4
Service fees	29,831	30,844	30,067	(3)	(1)	60,675	58,978	3
Other revenue	3,620	3,708	3,018	(2)	20	7,328	5,454	34
Total revenue	414,261	421,412	374,632	(2)	11	835,673	729,591	15
Expenses:
Compensation and related costs	147,989	155,048	135,467	(5)	9	303,037	270,602	12
Distribution expense	34,534	35,640	32,007	(3)	8	70,174	63,124	11
Service fee expense	27,329	28,562	27,827	(4)	(2)	55,891	54,754	2
Amortization of deferred sales commissions	4,428	4,277	4,026	4	10	8,705	7,880	10
Fund-related expenses	15,333	14,846	11,848	3	29	30,179	22,723	33
Other expenses	51,962	47,239	45,537	10	14	99,201	87,152	14
Total expenses	281,575	285,612	256,712	(1)	10	567,187	506,235	12
Operating income	132,686	135,800	117,920	(2)	13	268,486	223,356	20

Non-operating income (expense):
Gains (losses) and other investment income, net	(261)	2,598	9,288	NM	NM	2,337	9,782	(76)
Interest expense	(5,903)	(5,907)	(8,065)	-	(27)	(11,810)	(15,412)	(23)
Other income (expense) of consolidated
collateralized loan obligation (CLO) entity:
Gains and other investment income, net	1,259	1,717	-	(27)	NM	2,976	-	NM
Interest expense	(444)	(94)	-	372	NM	(538)	-	NM
Total non-operating income (expense)	(5,349)	(1,686)	1,223	217	NM	(7,035)	(5,630)	25
Income before income taxes and equity
in net income of affiliates	127,337	134,114	119,143	(5)	7	261,451	217,726	20
Income taxes	(34,044)	(48,617)	(44,654)	(30)	(24)	(82,661)	(81,402)	2
Equity in net income of affiliates, net of tax	3,113	3,014	3,144	3	(1)	6,127	5,650	8
Net income	96,406	88,511	77,633	9	24	184,917	141,974	30
Net (income) loss attributable to non-controlling and other beneficial interests
	195	(10,455)	(5,658)	NM	NM	(10,260)	(9,288)	10

Net income attributable to
Eaton Vance Corp. shareholders
	$96,601	$78,056	$71,975	24	34	$174,657	$132,686	32
Earnings per share:
Basic	$0.84	$0.68	$0.65	24	29	$1.51	$1.20	26
Diluted	$0.78	$0.63	$0.62	24	26	$1.41	$1.15	23
Weighted average shares outstanding:
Basic	115,625	115,282	110,875	-	4	115,448	110,375	5
Diluted	123,779	123,941	115,962	-	7	123,912	115,188	8
Dividends declared per share	$0.31	$0.31	$0.28	-	11	$0.62	$0.56	11

						Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance Corp.
shareholders and earnings per diluted share to adjusted earnings per diluted share
(in thousands, except per share figures)

	Three Months Ended					Six Months Ended
				%	%
				Change	Change
				Q2 2018	Q2 2018
	April 30,	January 31,	April 30,	vs.	vs.	April 30,	April 30,	%
	2018	2018	2017	Q1 2018	Q2 2017	2018	2017	Change
Net income attributable to Eaton Vance Corp. shareholders	$96,601	$78,056	$71,975	24%	34%	$174,657	$132,686	32%
Repatriation of undistributed earnings of foreign subsidiaries(1)
	42	3,014	-	(99)	NM	3,056	-	NM
Net excess tax benefit from stock-based compensation plans(2)	(1,878)	(11,862)	-	(84)	NM	(13,740)	-	NM
Revaluation of deferred tax amounts(3)	-	21,653	-	(100)	NM	21,653	-	NM
Loss on write-off of Hexavest option, net of tax(4)	-	5,660	-	(100)	NM	5,660	-	NM
Non-controlling interest value adjustments	-	-	(1)	NM	(100)	-	(74)	(100)
Adjusted net income attributable to Eaton Vance Corp. shareholders
	$94,765	$96,521	$71,974	(2)	32	$191,286	$132,612	44
Earnings per diluted share	$0.78	$0.63	$0.62	24	26	$1.41	$1.15	23
Repatriation of undistributed earnings of foreign subsidiaries
	-	0.02	-	(100)	NM	0.02	-	NM
Net excess tax benefit from stock-based compensation plans
	(0.01)	(0.09)	-	(89)	NM	(0.11)	-	NM
Revaluation of deferred tax amounts	-	0.17	-	(100)	NM	0.17	-	NM
Loss on write-off of Hexavest option, net of tax	-	0.05	-	(100)	NM	0.05	-	NM
Non-controlling interest value adjustments	-	-	-	NM	NM	-	-	NM
Adjusted earnings per diluted share	$0.77	$0.78	$0.62	(1)	24	$1.54	$1.15	34

(1) Reflects the recognition of incremental tax expense related to the deemed repatriation of foreign earnings considered to be indefinitely reinvested abroad and not previously subject to U.S. taxation.
(2) Reflects the impact of ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which was adopted in the first quarter of fiscal 2018.
(3) Reflects the revaluation of deferred tax assets and deferred tax liabilities resulting from the enactment of the Tax Act on December 22, 2017.
(4) Reflects the $6.5 million loss recognized upon expiration of the Company's option to acquire an additional 26 percent ownership interest in Hexavest, net of the associated impact to taxes of $0.8 million.

						Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests
(in thousands)

	Three Months Ended					Six Months Ended
				%	%
				Change	Change
				Q2 2018	Q2 2018
	April 30,	January 31,	April 30,	vs.	vs.	April 30,	April 30,	%
	2018	2018	2017	Q1 2018	Q2 2017	2018	2017	Change

Consolidated sponsored funds	$(3,947)	$6,300	$1,727	NM %	NM %	$2,353	$1,712	37%
Majority-owned subsidiaries	3,752	4,155	3,932	(10)	(5)	7,907	7,650	3
Non-controlling interest value adjustments	-	-	(1)	NM	(100)	-	(74)	(100)

Net income (loss) attributable to non-controlling and other beneficial interests
	$(195)	$10,455	$5,658	NM	NM	$10,260	$9,288	10

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)
	April 30,	October 31,
	2018	2017
Assets
Cash and cash equivalents	$511,747	$610,555
Management fees and other receivables	205,940	200,453
Investments	1,090,360	898,192
Assets of consolidated CLO entity:
Cash	1,573	-
Bank loan investments	133,867	31,348
Other assets	308	-
Deferred sales commissions	43,520	36,423
Deferred income taxes	37,394	67,100
Equipment and leasehold improvements, net	50,264	48,989
Intangible assets, net	85,334	89,812
Goodwill	259,681	259,681
Loan to affiliate	5,000	5,000
Other assets	73,220	83,348
Total assets	$2,498,208	$2,330,901

Liabilities, Temporary Equity and Permanent Equity
Liabilities:
Accrued compensation	$119,078	$207,330
Accounts payable and accrued expenses	77,196	68,115
Dividend payable	45,223	44,634
Debt	619,261	618,843
Liabilities of consolidated CLO entity:
Line of credit	89,686	12,598
Other liabilities	18,624	-
Other liabilities	100,512	116,298
Total liabilities	1,069,580	1,067,818

Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	335,301	250,823
Total temporary equity	335,301	250,823

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 442,932 and 442,932 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 119,199,508 and 118,077,872 shares, respectively	466	461
Additional paid-in capital	124,814	148,284
Notes receivable from stock option exercises	(9,376)	(11,112)
Accumulated other comprehensive loss	(44,473)	(47,474)
Retained earnings	1,021,041	921,235
Total Eaton Vance Corp. shareholders' equity	1,092,474	1,011,396
Non-redeemable non-controlling interests	853	864
Total permanent equity	1,093,327	1,012,260
Total liabilities, temporary equity and permanent equity	$2,498,208	$2,330,901

				Attachment 5
Eaton Vance Corp.
Consolidated Assets under Management and Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2018	2018	2017	2018	2017
Equity assets – beginning of period(2)	$122,595	$113,472	$99,538	$113,472	$89,981
Sales and other inflows	5,913	5,876	4,998	11,789	10,210
Redemptions/outflows	(5,265)	(5,320)	(4,203)	(10,585)	(10,058)
Net flows	648	556	795	1,204	152
Assets acquired(3)	-	-	-	-	5,704
Exchanges	(5)	3	9	(2)	53
Market value change	(5,481)	8,564	4,324	3,083	8,776
Equity assets – end of period	$117,757	$122,595	$104,666	$117,757	$104,666
Fixed income assets – beginning of period(4)	72,663	70,797	65,136	70,797	60,607
Sales and other inflows(5)	6,164	6,327	5,633	12,491	11,325
Redemptions/outflows	(3,925)	(3,937)	(4,490)	(7,862)	(8,828)
Net flows	2,239	2,390	1,143	4,629	2,497
Assets acquired(3)	-	-	-	-	4,170
Exchanges	(7)	18	(38)	11	(145)
Market value change	(871)	(542)	640	(1,413)	(248)
Fixed income assets – end of period	$74,024	$72,663	$66,881	$74,024	$66,881
Floating-rate income assets – beginning of period	39,793	38,819	34,051	38,819	32,107
Sales and other inflows	4,561	2,274	4,337	6,835	9,307
Redemptions/outflows	(2,205)	(1,655)	(1,543)	(3,860)	(4,849)
Net flows	2,356	619	2,794	2,975	4,458
Exchanges	18	(3)	34	15	154
Market value change	115	358	78	473	238
Floating-rate income assets – end of period	$42,282	$39,793	$36,957	$42,282	$36,957
Alternative assets – beginning of period	13,248	12,637	10,775	12,637	10,687
Sales and other inflows	1,864	1,714	1,089	3,578	2,187
Redemptions/outflows	(1,344)	(1,034)	(745)	(2,378)	(1,685)
Net flows	520	680	344	1,200	502
Exchanges	(2)	(6)	(5)	(8)	(7)
Market value change	(260)	(63)	98	(323)	30
Alternative assets – end of period	$13,506	$13,248	$11,212	$13,506	$11,212
Portfolio implementation assets – beginning of period	110,442	99,615	80,129	99,615	71,426
Sales and other inflows	5,791	5,108	5,806	10,899	12,291
Redemptions/outflows	(3,542)	(3,755)	(3,384)	(7,297)	(6,470)
Net flows	2,249	1,353	2,422	3,602	5,821
Exchanges	1	(16)	-	(15)	-
Market value change	(5,522)	9,490	3,825	3,968	9,129
Portfolio implementation assets – end of period	$107,170	$110,442	$86,376	$107,170	$86,376
Exposure management assets – beginning of period	90,488	86,976	74,110	86,976	71,572
Sales and other inflows	15,083	22,652	17,103	37,735	38,559
Redemptions/outflows	(18,688)	(21,155)	(11,668)	(39,843)	(31,248)
Net flows	(3,605)	1,497	5,435	(2,108)	7,311
Market value change	(1,550)	2,015	1,376	465	2,038
Exposure management assets – end of period	$85,333	$90,488	$80,921	$85,333	$80,921
Total assets under management – beginning of period	449,229	422,316	363,739	422,316	336,380
Sales and other inflows(5)	39,376	43,951	38,966	83,327	83,879
Redemptions/outflows	(34,969)	(36,856)	(26,033)	(71,825)	(63,138)
Net flows	4,407	7,095	12,933	11,502	20,741
Assets acquired(3)	-	-	-	-	9,874
Exchanges	5	(4)	-	1	55
Market value change	(13,569)	19,822	10,341	6,253	19,963
Total assets under management – end of period	$440,072	$449,229	$387,013	$440,072	$387,013

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest Inc., which are not included in the table above.
(2) Includes balanced and multi-asset mandates.
(3) Represents managed assets gained in the acquisition of the business assets of Calvert Investments on December 30, 2016. Equity assets acquired and total assets acquired exclude $2.1 billion of managed assets of Calvert Equity Fund sub-advised by Atlanta Capital and previously included in the Company’s consolidated assets under management.
(4) Includes cash management mandates.
(5) Includes $0.8 billion of managed assets gained in assuming the fixed income business assets of the former Oechsle International Advisors, LLC on January 31, 2018.

				Attachment 6
Eaton Vance Corp.
Consolidated Assets under Management and Net Flows by Investment Vehicle(1)
(in millions)

	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2018	2018	2017	2018	2017
Fund assets – beginning of period(2)	$164,554	$156,853	$141,802	$156,853	$125,722
Sales and other inflows	11,796	10,516	9,959	22,312	20,928
Redemptions/outflows	(8,672)	(8,814)	(7,901)	(17,486)	(17,305)
Net flows	3,124	1,702	2,058	4,826	3,623
Assets acquired(3)	-	-	-	-	9,821
Exchanges(4)	5	(4)	69	1	2,184
Market value change	(4,814)	6,003	3,412	1,189	5,991
Fund assets – end of period	$162,869	$164,554	$147,341	$162,869	$147,341
Institutional separate accounts – beginning of period	169,406	159,986	139,309	159,986	136,451
Sales and other inflows(5)	19,956	25,681	20,592	45,637	45,225
Redemptions/outflows	(21,733)	(23,334)	(14,426)	(45,067)	(37,875)
Net flows	(1,777)	2,347	6,166	570	7,350
Assets acquired(3)	-	-	-	-	40
Exchanges(4)	246	80	-	326	(2,055)
Market value change	(4,059)	6,993	3,569	2,934	7,258
Institutional separate accounts – end of period	$163,816	$169,406	$149,044	$163,816	$149,044
High-net-worth separate accounts – beginning of period	43,693	39,715	30,514	39,715	25,806
Sales and other inflows	2,232	2,063	2,161	4,295	6,724
Redemptions/outflows	(1,454)	(1,461)	(937)	(2,915)	(2,546)
Net flows	778	602	1,224	1,380	4,178
Exchanges	(197)	(37)	(49)	(234)	(35)
Market value change	(2,120)	3,413	1,536	1,293	3,276
High-net-worth separate accounts – end of period	$42,154	$43,693	$33,225	$42,154	$33,225
Retail managed accounts – beginning of period	71,576	65,762	52,114	65,762	48,401
Sales and other inflows	5,392	5,691	6,254	11,083	11,002
Redemptions/outflows	(3,110)	(3,247)	(2,769)	(6,357)	(5,412)
Net flows	2,282	2,444	3,485	4,726	5,590
Assets acquired(3)	-	-	-	-	13
Exchanges	(49)	(43)	(20)	(92)	(39)
Market value change	(2,576)	3,413	1,824	837	3,438
Retail managed accounts – end of period	$71,233	$71,576	$57,403	$71,233	$57,403
Total assets under management – beginning of period	449,229	422,316	363,739	422,316	336,380
Sales and other inflows(5)	39,376	43,951	38,966	83,327	83,879
Redemptions/outflows	(34,969)	(36,856)	(26,033)	(71,825)	(63,138)
Net flows	4,407	7,095	12,933	11,502	20,741
Assets acquired(3)	-	-	-	-	9,874
Exchanges	5	(4)	-	1	55
Market value change	(13,569)	19,822	10,341	6,253	19,963
Total assets under management – end of period	$440,072	$449,229	$387,013	$440,072	$387,013

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest Inc., which are not included in the table above.
(2) Includes assets in cash management funds.
(3) Represents managed assets gained in the acquisition of the business assets of Calvert Investments on December 30, 2016. Fund assets acquired and total assets acquired exclude $2.1 billion of managed assets of Calvert Equity Fund sub-advised by Atlanta Capital and previously included in the Company’s consolidated assets under management.
(4) Reflects the reclassification from institutional separate accounts to funds of $2.1 billion of managed assets of Calvert Equity Fund sub-advised by Atlanta Capital upon the Company’s acquisition of the business assets of Calvert on December 30, 2016.
(5) Includes $0.8 billion of managed assets gained in assuming the fixed income business assets of the former Oechsle International Advisors, LLC on January 31, 2018.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate(1)
(in millions)

	April 30,	January 31,	%	April 30,	%
	2018	2018	Change	2017	Change
Equity(2)	$117,757	$122,595	-4%	$104,666	13%
Fixed income(3)	74,024	72,663	2%	66,881	11%
Floating-rate income	42,282	39,793	6%	36,957	14%
Alternative	13,506	13,248	2%	11,212	20%
Portfolio implementation	107,170	110,442	-3%	86,376	24%
Exposure management	85,333	90,488	-6%	80,921	5%
Total	$440,072	$449,229	-2%	$387,013	14%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest Inc., which are not included in the table above.
(2) Includes balanced and multi-asset mandates.
(3) Includes cash management mandates.
				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Vehicle(1)
(in millions)

	April 30,	January 31,	%	April 30,	%
	2018	2018	Change	2017	Change
Open-end funds(2)	$101,682	$101,956	0%	$92,441	10%
Closed-end funds(3)	24,635	25,424	-3%	24,119	2%
Private funds(4)	36,552	37,174	-2%	30,781	19%
Institutional separate accounts	163,816	169,406	-3%	149,044	10%
High-net-worth separate accounts	42,154	43,693	-4%	33,225	27%
Retail managed accounts	71,233	71,576	0%	57,403	24%
Total	$440,072	$449,229	-2%	$387,013	14%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest Inc., which are not included in the table above.
(2) Includes assets in NextShares funds.
(3) Includes unit investment trusts.
(4) Includes privately offered equity, fixed income and floating-rate income funds and CLO entities.
				Attachment 9
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate(1)
(in millions)

	April 30,	January 31,	%	April 30,	%
	2018	2018	Change	2017	Change
Eaton Vance Management(2)	$173,269	$171,788	1%	$154,985	12%
Parametric	231,452	241,653	-4%	201,493	15%
Atlanta Capital(3)	23,593	24,156	-2%	20,631	14%
Calvert(3)	11,758	11,632	1%	9,904	19%
Total	$440,072	$449,229	-2%	$387,013	14%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest Inc., which are not included in the table above.
(2) Includes managed assets of Eaton Vance-sponsored funds and separate accounts managed by Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.
(3) Consistent with the Company's policies for reporting the managed assets and flows of investment portfolios for which multiple Eaton Vance affiliates have management responsibilities, the managed assets of Atlanta Capital indicated above include the assets of Calvert Equity Fund, for which Atlanta Capital serves as sub-adviser. The total managed assets of Calvert, including assets sub-advised by other Eaton Vance affiliates, were $14.0 billion as of both April 30, 2018 and January 31, 2018, and $12.1 billion as of April 30, 2017.

Attachment 10
Eaton Vance Corp.
Average Annualized Management Fee Rates by Investment Mandate(1)
(in basis points on average managed assets)

	Three Months Ended					Six Months Ended
				%	%
				Change	Change
				Q2 2018	Q2 2018
	April 30,	January 31,	April 30,	vs.	vs.	April 30,	April 30,	%
	2018	2018	2017	Q1 2018	Q2 2017	2018	2017	Change
Equity	59.4	60.4	62.1	-2%	-4%	60.2	62.4	-4%
Fixed income	35.8	36.6	38.5	-2%	-7%	36.2	38.7	-6%
Floating-rate income	50.8	51.4	51.6	-1%	-2%	51.0	51.8	-2%
Alternative	68.8	67.8	63.2	1%	9%	68.4	63.0	9%
Portfolio implementation	14.1	15.0	14.5	-6%	-3%	14.6	14.6	0%
Exposure management	5.1	5.0	5.1	2%	0%	5.1	5.1	0%
Consolidated average
annualized fee rates	33.3	33.7	34.7	-1%	-4%	33.6	34.9	-4%

(1) Excludes performance-based fees, which were $(0.5) million for both the three months ended April 30, 2018 and January 31, 2018, negligible for the three months ended April 30, 2017, $(1.0) million for the six months ended April 30, 2018 and $0.1 million for the six months ended April 30, 2017.

Attachment 11
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2018	2018	2017	2018	2017
Eaton Vance distributed:
Eaton Vance sponsored funds – beginning of period(1)	$193	$182	$255	$182	$231
Sales and other inflows	5	5	13	10	33
Redemptions/outflows	(11)	(6)	(19)	(17)	(27)
Net flows	(6)	(1)	(6)	(7)	6
Market value change	(8)	12	13	4	25
Eaton Vance sponsored funds – end of period	$179	$193	$262	$179	$262
Eaton Vance distributed separate accounts –
beginning of period(2)	$3,264	$3,092	$2,666	$3,092	$2,492
Sales and other inflows	62	78	121	140	270
Redemptions/outflows	(103)	(115)	(826)	(218)	(880)
Net flows	(41)	(37)	(705)	(78)	(610)
Market value change	(136)	209	177	73	256
Eaton Vance distributed separate accounts – end of period	$3,087	$3,264	$2,138	$3,087	$2,138
Total Eaton Vance distributed – beginning of period	$3,457	$3,274	$2,921	$3,274	$2,723
Sales and other inflows	67	83	134	150	303
Redemptions/outflows	(114)	(121)	(845)	(235)	(907)
Net flows	(47)	(38)	(711)	(85)	(604)
Market value change	(144)	221	190	77	281
Total Eaton Vance distributed – end of period	$3,266	$3,457	$2,400	$3,266	$2,400
Hexavest directly distributed – beginning of period(3)	$13,271	$12,748	$11,538	$12,748	$11,021
Sales and other inflows	311	165	274	476	601
Redemptions/outflows	(485)	(500)	(201)	(985)	(605)
Net flows	(174)	(335)	73	(509)	(4)
Market value change	(595)	858	454	263	1,048
Hexavest directly distributed – end of period	$12,502	$13,271	$12,065	$12,502	$12,065
Total Hexavest managed assets – beginning of period	$16,728	$16,022	$14,459	$16,022	$13,744
Sales and other inflows	378	248	408	626	904
Redemptions/outflows	(599)	(621)	(1,046)	(1,220)	(1,512)
Net flows	(221)	(373)	(638)	(594)	(608)
Market value change	(739)	1,079	644	340	1,329
Total Hexavest managed assets – end of period	$15,768	$16,728	$14,465	$15,768	$14,465

(1) Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is adviser or sub-adviser. Eaton Vance receives management fees (and in some cases also distribution fees) on these assets, which are included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.
(2) Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution fees, but not management fees, on these assets, which are not included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.
(3) Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no management fees or distribution fees on these assets, which are not included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.